Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-8 No. 333-293426 pertaining to the additional common shares that have become available for issuance under the GeoPark Limited 2018 Equity Incentive Plan,
(2)	Form S-8 No. 333-281558 pertaining to the Second Amended and Restated GeoPark Limited Non-Executive Director Plan,
(3)	Form S-8 No. 333-228763 pertaining to the GeoPark Limited 2018 Equity Incentive Plan,
(4)	Form S-8 No. 333-228762 pertaining to the GeoPark Group Stock Awards Plan,
(5)	Form S-8 No. 333-214291 pertaining to the Amended and Restated GeoPark Limited Non-Executive Director Plan, and
(6)	Form S-8 No. 333-201016 pertaining to the GeoPark Group Stock Awards Plan and GeoPark Limited Non-Executive Director Plan;

of our reports dated March 31, 2026, with respect to the consolidated financial statements of GeoPark Limited and the effectiveness of internal control over financial reporting of GeoPark Limited included in this Annual Report (Form 20-F) of GeoPark Limited for the year ended December 31, 2025.

/s/ Ernst & Young Audit S.A.S.

Bogotá, Colombia

March 31, 2026